NUMBER

SHARES

COMMON STOCK

SELLCELL.NET

SHARES AUTHORIZED: 75,000,000
PAR VALUE: $0.001

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON STOCK

CUSIP 81641X 10 2

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

SELLCELL.NET

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness this facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
EMPIRE STOCK TRANSFER INC.
Transfer Agent and Registrar

By

AUTHORIZED SIGNATURE

CORPORATE SEAL
SELLCELL.NET
4/4/2005
NEVADA

SECRETARY

SPECIMEN

PRESIDENT

0000

THOMAS DE LA RUE